As filed with the Securities and Exchange Commission on July 23, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

CLARIENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-2649072
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)

31 Columbia
Aliso Viejo, California 92656
(949) 425-5700

 (Address of principal executive offices) (Zip Code)

CLARIENT, INC. 2007 INCENTIVE AWARD PLAN
STOCK OPTION AGREEMENTS WITH MR. JAMES V. AGNELLO

(Full title of the plans)

James V. Agnello
Chief Financial Officer
Clarient, Inc.
31 Columbia
Aliso Viejo, California 92656
(949) 425-5700

(Name and address of agent for service)

Copies to:

W. Alex Voxman, Esq.
Latham & Watkins LLP
633 West 5th Street, Suite 4000
Los Angeles, California 90071
(213) 485-1234

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Stock Option Agreements with Mr. Agnello Common Stock, $0.01 par value	300,000 shares	$0.90	$270,000	$8.29
2007 Incentive Award Plan Common Stock, $0.01 par value	7,911,181 shares	$2.09	$16,534,368.29	$507.61
Stock Purchase Rights(4)	—	—	—	—
		Aggregate Registration Fee		$515.90

(1)

The shares registered hereunder comprise (i) 300,000 shares of the Registrant’s common stock issuable at an exercise price of $0.90 per share pursuant to options outstanding under the Stock Option Agreements dated June 19, 2006 with Mr. Agnello and (ii) (a) 4,000,000 shares of the Registrant’s common stock authorized and available under the Registrant’s 2007 Incentive Award Plan (the “Plan”) pursuant to stock options that may be granted under the Plan at an exercise price equal to the fair market value of the Registrant’s common stock on the date of the grant or pursuant to restricted stock grants that may be issued under the Plan and (b) up to an additional 3,911,181 shares of the Registrant’s common stock which are currently subject to awards under the Registrant’s 1996 Equity Compensation Plan (the “Prior Plan”) that may become authorized and available under Plan to the extent such awards under the Prior Plan terminate, expire or lapse for any reason. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of the Registrant’s common stock that may be issued in accordance with the provisions of the Plan or the Stock Option Agreements with Mr. Agnello by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration, which results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(2)

Calculated pursuant to Rule 457(h) of the Securities Act, the Proposed Maximum Offering Price Per Share is based upon (i) the exercise price per share ($.90) of outstanding options for 300,000 shares under the Stock Option Agreements with Mr. Agnello and (ii) the exercise price equal to the average of the high ($2.12) and low ($2.06) trading prices per share of the Registrant’s common stock on July 17, 2007, as reported by the Nasdaq Capital Market, or $2.09 per share for the 7,911,181 shares available under the Plan.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act.

(4)

Pursuant to the Amended and Restated Rights Agreement of the Registrant, one stock purchase right (each a “Right”) is deemed to be delivered with each share of Common Stock issued by the Registrant. The Rights currently are not separately transferable apart from the Common Stock. Accordingly, no independent value has been attributed to the Rights.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

Not required to be filed with this Registration Statement.*

Item 2. Registrant Information and Employee Plan Annual Information

Not required to be filed with this Registration Statement.*

*           The documents containing information specified in this Part I are being separately provided to the participants covered by the Clarient, Inc. 2007 Incentive Awards Plan, as specified by Rule 428(b)(1).

PART II

Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

Clarient, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)                                 The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Commission on March 27, 2007;

(b)                                The Registrant’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2006, filed with the Commission on April 30, 2007;

(c)                                 The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007, filed with the Commission on May 9, 2007;

(d)                                The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 18, 2007, January 19, 2007, January 25, 2007, February 16, 2007, March 5, 2007, March 9, 2007, March 14, 2007, March 20, 2007, May 3, 2007, June 13, 2007, June 27, 2007, June 29, 2007, and July 16, 2007;

(e)                                 The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A filed by the Registrant on June 27, 1997, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), including any subsequent amendment or report filed for the purpose of amending such description; and

(f)                                 The description of the Registrant’s Stock Purchase Rights to accompany each share of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on March 12, 1999, as amended by amendments thereto on Forms 8-A/A filed on July 2, 1999 and on October 10, 2000 and any subsequent amendment or report filed for the purpose of amending such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.          Description of Securities

The Common Stock is registered pursuant to Section 12 of the 1934 Act, and, therefore, the description of securities is incorporated by reference pursuant to Item 3 herein.

Item 5.          Interests of Named Experts and Counsel

Not Applicable.

Item 6.          Indemnification of Directors and Officers

The Registrant’s bylaws require the Registrant to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding by reason of the fact that he is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee, fiduciary or agent of another corporation, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any such criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Such indemnification as to expenses is mandatory to the extent the individual is successful on the merits of the matter.  The determination of whether an individual meets the applicable standard of conduct may be made by the disinterested directors, independent legal counsel or the stockholders.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides in general that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any suit or proceeding because such person is or was a director, officer, employee or agent of the corporation, or is or was serving, at the request of the corporation, as a director, officer, employee or agent of another corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity, but only for expenses (including attorneys’ fees) actually and reasonably incurred, may be provided in connection with an action or suit by or in the right of a corporation, provided that such person acted in good faith and in a manner such person believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim as to which such person has been adjudged to be liable to the corporation unless and only to the extent that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 102(b)(7) of the DGCL provides generally that a corporation may include a provision in its certificate of incorporation which eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable. The Registrant has a directors’ and officers’ liability insurance policy that affords directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts.

Item 7.          Exemption from Registration Claimed

Not Applicable.

Item 8.          Exhibits

Number	Exhibit
+4.1	Stock Option Agreements with Mr. Agnello
4.2	Clarient, Inc. 2007 Incentive Award Plan (a)
+5.1	Opinion of Latham & Watkins LLP
+23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm
+23.2	Consent of Latham & Watkins LLP is contained in Exhibit 5.1
+24.1	Power of Attorney (reference is made to page S-1 of this Registration Statement)

+  Filed herewith.

(a) Filed on June 29, 2007 as Exhibit 99.1 to the Company’s Current Report on Form 8-K and incorporated herein by reference.

Item 9.  Undertakings

A.                                   The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant in accordance with Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)  That for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.                                     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.                                     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California on this 23rd day of July, 2007.

CLARIENT, INC.

By:	/s/ Ronald Andrews

Ronald Andrews
President and Chief Executive Officer

POWER OF ATTORNEY

The undersigned officers and directors of Clarient, Inc., a Delaware corporation, do hereby constitute and appoint Ronald Andrews and James V. Agnello and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that such attorneys-in-fact, or any one of them, shall do or cause to be done by virtue hereof.  This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated as of July 23, 2007.

Signatures	Title(s)

/s/ Ronald Andrews
Ronald Andrews	Chief Executive Officer and President
(Principal Executive Officer)

/s/ James V. Agnello
James V. Agnello	Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ James A. Datin
James A. Datin	Chairman of the Board of Directors

/s/ Peter J. Boni
Peter J. Boni	Director

S-1

/s/ Michael Pellini
/s/Michael Pellini	Director

/s/ Frank P. Slattery, Jr.
Frank P. Slattery, Jr.	Director

Dennis M. Smith, Jr.	Director

/s/ Gregory D. Waller
Gregory D. Waller	Director

/s/ Jon R. Wampler
Jon R. Wampler	Director

S-2

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

EXHIBITS

TO

FORM S-8

UNDER

SECURITIES ACT OF 1933, AS AMENDED

CLARIENT, INC.

EXHIBIT INDEX

Number	Exhibit
+4.1	Stock Option Agreements with Mr. Agnello
4.2	Clarient, Inc. 2007 Incentive Award Plan (a)
+5.1	Opinion of Latham & Watkins LLP
+23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm
+23.2	Consent of Latham & Watkins LLP is contained in Exhibit 5.1
+24.1	Power of Attorney (reference is made to page S-1 of this Registration Statement)

+  Filed herewith.

(a) Filed on June 29, 2007 as Exhibit 99.1 to the Company’s Current Report on Form 8-K and incorporated herein by reference